CONSULTING AGREEMENT


     Consulting Agreement ("Agreement") dated as of August 13, 1997 effective as of July 18, 1997 (the "Effective Date"), between SA Telecommunications, Inc., a Delaware corporation with offices at 1600 Promenade Center, 15th Floor, Richardson, Texas (the "Company"), and Howard F. Curd, residing at 18 Elm Sea Lane, Manhasset, New York 11030 (the "Consultant").

                            RECITALS:

     A. The Company desires to engage the services of Consultant as Chairman of the Board of Directors of the Company.

     B. Consultant has agreed to serve as Chairman of the Board of Directors the Company pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Consultant hereby agree as follows:

1.   TERM AND RENEWAL.

     The Company agrees to engage the services of Consultant, and Consultant agrees to serve, as Chairman of the Board of Directors of the Company on the terms and conditions of this Agreement for a period commencing on the Effective Date and ending on the earliest to occur of (a) July 17, 1998, (b) the day immediately following the occurrence of a Significant Change, or (c) such shorter period as may be provided for in Section 9 hereof (the "Consulting Period"). Notwithstanding the foregoing, on each July 17th (the "Renewal Date") while this Agreement is in effect, the term of this Agreement shall be automatically extended one
(1) additional year from the Renewal Date unless and until terminated by the Company or Consultant, upon notice to the other party on or prior to April 15th immediately preceding the Renewal Date, in which case there shall be no automatic extension and this Agreement shall end on July 17th of the year following the year in which the termination notice is given.

2.   DUTIES AND SERVICES.

     During the Consulting Period, Consultant shall serve as the Chairman of the Board of Directors of the Company. In performance of his duties, Consultant shall perform the following duties and such other duties as may from time to time be prescribed by resolution of the Board of Directors in accordance with the Company's bylaws, and shall be subject to the direction of the Board of Directors of the Company: (a) improve the Company's short term cash flow; (b) develop and implement a long-term financial structure for the Company; and (c) develop and implement a long term strategic business plan for maximization of the value of the Company.

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Consultant agrees to his engagement as described in this Section
2 and agrees to devote such of his business time and efforts as are necessary to the performance of his duties under this Agreement. Consultant shall be available to travel as the needs of the business require. The duties of Consultant may be changed from time to time by the Board of Directors and the engagement of the Consultant shall be construed as continuing under this Agreement as modified, provided that no such change will result in a change of Consultant's title or to any compensation payable to Consultant, except as contemplated by Section 3 hereof.

3.   COMPENSATION.

     As compensation for his services hereunder, the Company shall pay Consultant, during the Consulting Period, base compensation payable on the first day of each month of $10,000; provided, however, that during the first two months of the Consulting Period in 1997, Consultant's monthly compensation shall be $15,000 per month and Consultant shall receive no compensation in the third month of the Consulting Period 1997. Consultant will not be eligible to participate in the regular employee benefit programs now or hereafter established by the Company. Consultant waives any compensation to which he may be entitled for prior services performed as a member of the Executive Oversight Committee of the Board of Directors

4.   BONUS.

          (a) Upon the occurrence of a Significant Change (as defined below), Consultant shall be entitled to a bonus in an amount equal to $240,000 (the "Significant Change Bonus"). For purposes of this subsection, "Significant Change" shall be deemed to occur: (a) upon the consummation of any consolidation or merger of the Company in which the Common Stock of the Company would be converted into cash, securities or other property; (b) upon the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (c) in the event that the Company shall file a voluntary or involuntary petition in bankruptcy or file a petition or answer seeking reorganization under any bankruptcy or insolvency laws ("Bankruptcy Proceeding"), upon approval by the creditors of a Chapter 11 reorganization plan for the Company to emerge from Bankruptcy Proceedings as a viable operating entity with at least $1,000,000 of new working capital after payment of such Significant Change Bonus.

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          (b)  Upon the consummation of a transaction that
     results in a significant capital infusion in the Company which also results in a Change in Management Control (as defined below) on terms approved by the Company's Board of Directors, Consultant shall be entitled to a bonus in an amount equal to $120,000. For purposes of this Section 4, a "Change of Management Control of the Company" shall mean either (a) a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company as of the date of this Agreement (other than Paul R. Miller) together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then in office who were directors at the date of this Agreement) cease to constitute a majority of the directors then in office; or (b) change resulting in the Company's Fully Diluted Shares ceasing to represent more than 50% of the total voting power of all outstanding Voting Shares of the Company. "Voting Shares" shall mean all shares of any class or classes (however designated) of capital stock of the Company entitled to vote generally in the election of members of the Board of Directors plus any shares of capital stock which would be so entitled to vote upon conversion or exercise of any debt or equity securities of the Company (including without limitation notes, debentures, warrants and options). "Fully Diluted Shares" shall mean all Voting Shares on the date of this Agreement plus any Voting Shares issuable upon conversion of the Company's 10% Convertible Debenture Due 2006 to be issued in August 1997.

5.   BUSINESS EXPENSES.

     The Company will, in accordance with its rules and regulations, reimburse the Consultant for business expenses incurred in the performance of his duties. Such reimbursement shall occur within forty-five (45) days of submission by the Consultant of such business expenses with corresponding receipts. No reimbursement will be given by policy of the Board unless it is in strict compliance with applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder.

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6.   NONCOMPETITION.

     Without prior approval of the Board of Directors of the Company, Consultant agrees that (a) he will not during the Consulting Period engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner or partner of, any other business or organization that directly or indirectly competes with the business of the Company or any of its subsidiaries and
(b) for a period of three (3) years after he voluntarily terminates this Agreement, Consultant shall not directly or indirectly compete with or be engaged in the same business as the Company or any of its subsidiaries or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of, any business or organization which, at the time of such cessation, directly or indirectly competes with or is engaged in the same business as the Company or any of its subsidiaries; provided, however, that notwithstanding the foregoing, the provisions of this Section 6 will not be deemed breached merely because Consultant (i) owns not more than one (1) percent of the outstanding equity securities of an entity, if, at the time of its acquisition by Consultant, such securities are listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

7.   CONFIDENTIAL INFORMATION.

     All confidential information which Consultant may now possess, may obtain from the Company or its subsidiaries during or after the Consulting Period, or may create prior to the end of the Consulting Period or otherwise relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person or entity either during or after the termination of his services hereunder or used by him except during the Consulting Period in the business and for the benefit of the Company and its subsidiaries, in each case without approval of the Board of Directors of the Company. The provisions of this Section 7 shall survive the termination of this Agreement by either party.

8.   BEST EFFORTS.

     (a) Best Efforts. Consultant agrees that he will be at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Company. Such duties shall be rendered at the home office of Company, and at such other place or places as the Consultant and the Board of Directors of the Company shall agree or as the interest, needs, business or opportunities of the Company shall require.

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     (b)  Recommendations for Improving Operations.  Consultant
shall make available to Company all information of which Consultant shall have any knowledge and shall make all suggestions and recommendations that will be of benefit to the Company.

9.   TERMINATION.

     (a) Consultant's Death. If Consultant shall die during the Consulting Period, this Agreement shall terminate, except that Consultant's estate shall be entitled to receive the monthly base compensation payable to Consultant pursuant to Section3 hereof, earned to the last day of the month in which his death occurs.

     (b) Consultant's Disability. If, during the Consulting Period, Consultant shall become physically or mentally disabled, whether totally or partially, so that he is prevented from performing his usual duties and services hereunder for a period of six (6) consecutive or nonconsecutive months during any twelve
(12) month period, this Agreement shall terminate effective on such incapacity, and Consultant (or his legal representatives) shall be entitled only to the base compensation earned to the date of termination with no entitlement to any additional compensation.

     (c) Termination by the Company Without Cause. This Agreement may be terminated by the Company without cause by thirty (30) days prior written notice thereof given to Consultant. In the event of termination without cause, the Company shall pay Consultant the base compensation for a period beginning effective at the time of termination to the July 17th next following such effective time of termination.

     (d) Termination by the Company for Cause. This Agreement may be terminated by the Company "for cause" (as defined below) by delivering to Consultant written notice describing the cause and granting Consultant thirty (30) days to respond to the Board of Directors. If this Agreement is terminated by the Company for cause, Consultant shall only be entitled to the base compensation earned by him to the date of termination with no entitlement to any additional compensation. Termination of this Agreement by the Company for cause shall be deemed to have occurred only if:

          (i) termination shall have been the result of an act or acts of dishonesty on the Consultant's part constituting a felony or intended to result directly or indirectly in substantial gain or personal enrichment to him at the expense of the Company; or

          (ii) termination shall have been the result of the Consultant's willful and continued failure to perform his duties and responsibilities as Chairman of the Board of Directors of the Company (other than such failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Consultant by the Board of Directors of the Company which specifically identifies the manner in which such Board believes that the Consultant has not substantially performed his duties and the Consultant is given a reasonable time after such demand substantially to perform his duties;

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     Provided that Consultant's services shall in no event be
     considered to have been terminated by the Company for cause under (i) or (ii) above if the act or failure to act upon which the termination is based is an act or failure to act in respect of which the Consultant meets the applicable standard of conduct prescribed for indemnification or reimbursement of expenses under the By-laws of the Company or the laws of the state of incorporation; or

          (iii) at least 75% of the members of the Board of Directors determine to terminate this Agreement.

     (e) Voluntary Termination by Consultant. Consultant may terminate this Agreement at any time upon delivering thirty (30) days' prior written notice to the Company specifying the date of termination. In the event of such voluntary termination, Consultant shall be entitled to his base compensation earned to the date specified for termination, but no base compensation continuation payment or any bonus awards which have not been vested on the date specified for termination. On or after the date the Company receives notice of Consultant's termination, the Company may, at its option, pay Consultant his base compensation through the date of specified for termination and terminate his services immediately.

     (f) Termination by End of Term. This Agreement shall terminate and Consultant's services hereunder shall terminate (i) on July 17, 1998 if this Agreement not automatically renewed pursuant to Section 1 hereof or (ii) if this Agreement is automatically renewed in accordance with Section 1 hereof, on the date of termination as so extended.

     (g) Limitation of Payments. Any payments or grants provided upon termination as set forth herein shall be in lieu of any other obligations of the Company that may arise hereunder and Consultant shall have no right to any subsequent payments or bonuses hereunder.

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10.  SURVIVAL.

     The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the termination of this Agreement.


11.  MODIFICATION.

     This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreement (whether written or oral) between the Company and any of its previous or current subsidiaries on the one hand and Consultant on the other concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

12.  ATTORNEYS' FEES AND COSTS.

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

13.  NOTICES.

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). Any notice given to the Company shall be addressed to the attention of the President with a copy to the General Counsel. Notice to the estate of Consultant shall be sufficient if addressed to Consultant as provided in this
Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 13 shall be deemed given at the time of receipt thereof.

14.  WAIVER.

     Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

15.  BINDING EFFECT.

     Consultant's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Consultant's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Consultant and his heirs and personal representatives, shall be binding upon and inure to the benefit of the Company and its successors and assigns.

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16.  HEADINGS.

     The headings of this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.


17.  COUNTERPARTS; GOVERNING LAW.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflict of laws rules. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, any breach of this Agreement or any such document or instrument, or any transaction contemplated hereby or thereby may be brought only in the District Courts of Dallas County, Texas, or the United States District Court for the Northern District of Texas, Dallas Division and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, proceeding, any claim that such party is not subject personally to the jurisdiction of such court, that such party's property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter


18.  RELATIONSHIP.

     Consultant and the Company understand and agree that Consultant is an independent contractor and there is no employer-employee relationship, joint venture or partnership created hereby.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   COMPANY:

                                   SA TELECOMMUNICATIONS, INC.

                                   By:      /s/ JOHN H. NUGENT
                                        -------------------------
                                   Title:    President




                                   CONSULTANT:

                                     /s/ HOWARD F. CURD
                                   ------------------------------
                                     Howard F. Curd